FINANCIAL CONSULTING AGREEMENT

AGREEMENT made as of this 9th day of January, 2008 by and between AskMeNow, Inc., a Delaware corporation (the "Company"), with an address at 26 Executive Park, Suite 250, Irvine, CA 92614, and Blue Sky Consultants Ltd., a Belize registered corporation holding registered offices at 76 Dean Street, P.O Box 1117, Belize City, Belize (the "Consultant").

WITNESSETH

WHEREAS, the Consultant specializes in providing business and financial advisory services to companies; and

WHEREAS, the Company desires to have Consultant provide such business and financial advisory services to the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. The Services. The Company hereby retains the Consultant, on a non-exclusive basis to perform consulting services related to corporate finance and other financial services matters, and to use his contacts and experiences in Canada and the United States primarily, and elsewhere worldwide, to locate acquisition candidates and joint venture candidates, and/or arrange for the acquisition of the Company and assist in structuring such transaction(s) in accordance with the Securities and Exchange Commission (the "SEC") and FINRA applicable rules and regulations, and the Consultant hereby accepts such retention. In this regard, subject to the terms set forth below, the Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. In addition, the Consultant shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice. All of the foregoing services to be provided by the Consultant shall be referred to as the "Services."

2. Compensation.

(a) In full satisfaction for the Services to be rendered hereunder pursuant to Section 1, the Consultant hereby accepts, from the Company, Three Million (3,000,000) shares of restricted Common Stock, $.01 par value (the "Shares"). The Shares shall be fully paid and non-assessable and fully vested, subject only to restriction on transferability under the Federal and applicable state securities laws.

(b) The Consultant agrees to the imprinting, so long as is required by this Section 2 of a legend on any of the Shares in the following form:

030194.1

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) In addition to the Shares, the Company will reimburse the Consultant for any and all reasonable expenses incurred by the Consultant in the performance of the Services (the "Reimbursements"), and the Consultant shall account for and provide receipts of such expenses to the Company, upon request; provided, however, that any expenses in excess of $500 shall require the prior written approval of the Company, which will not be unreasonably withheld.

3. Availability. All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received, but in no event shall notice greater than three (3) days be deemed insufficient notice. The Consultant shall devote such time and effort to the performance of the Services hereunder as the Consultant shall determine is reasonably necessary for such performance. The Consultant may look to third parties, which Consultant deems reliable and credible, for factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate.

4. Information. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of its obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, in order to permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Consultant. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by the Consultant, and thus prevents or impedes the Consultant's performance hereunder, any inability of the Consultant to perform shall not be a breach of its obligations hereunder. All correspondence, books and records, financial statements, legal and other documentation held by the Consultant relating to the Agreement or the subject matter of the Agreement that have been provided by the Company shall, at the Company's written direction, either be returned to the Company or destroyed following the termination of the Agreement.

5. Additional Services. The Consultant shall, if requested to do so by the Company, upon reasonable notice, undertake evaluations and negotiations outside of the scope of this Agreement (the "Additional Services") upon prior written agreement as to additional compensation to be paid by the Company to the Consultant with respect to such Additional Services. Nothing herein shall require the Company to utilize the Consultant's Additional Services in any particular transaction(s) nor shall it limit the Company's obligations arising under any other agreement or understanding.

6. Non-Exclusivity/Non-Compete. Nothing contained in this Agreement shall limit or restrict the right of the Consultant, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, entity, organization, individual or association. Notwithstanding the foregoing, the Consultant or any partner, employee, agent or representative of the Consultant, shall not be precluded from rendering similar services as those provided hereunder to other of Consultant's clients, provided that such provision of similar services does not create a conflict of interest.

7. Regulation M. The Consultant hereby agrees it shall comply with all anti-manipulation rules of the SEC, including Regulation M of the Exchange Act of 1934 (the "Exchange Act"), which generally provides that any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period as defined in Regulation M. If a market for the Company's securities develops, these rules may apply to sales of such securities in the marketplace, Consultant, in connection with its performance of the Services hereunder, may limit the timing of purchases and sales of shares of the common stock by the Consultant or any other person. Consultant acknowledges that Regulation M prohibits any person who participates in a distribution of securities from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits purchases to stabilize the price of a security in the distribution.

8. Confidentiality. The Consultant will hold in confidence any confidential information which the Company provides to the Consultant pursuant to this Agreement unless the Company gives the Consultant permission in writing to disclose such confidential information to a specific third party. In addition, all confidential information which the Company provides to the Consultant in connection with the Services shall be considered confidential information for purposes of this Agreement. Both parties shall keep this Agreement and the fact that it was entered into between the Parties confidential during the *"quiet period"* of the any registration of securities by the Company and will not issue press releases or otherwise provide notice of the Agreement without the consent of the other party. Notwithstanding the foregoing, the Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) of which it has independent knowledge prior to disclosure; (iii) which comes into the possession of the Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by the Consultant by governmental requirements. In the event the

Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, the Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. This Section shall survive the termination of this Agreement.

9. Indemnification. The Company and the Consultant agree to indemnify and hold each other harmless including their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, reasonable attorneys fees and the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which either the Company or the Consultant is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of their respective obligations under the Agreement. This Section shall survive the termination of this Agreement.

10. Independent Contractor. The Consultant shall furnish the Consulting Services as an independent contractor. The parties intend to have an independent contractor relationship, and do not intend to have a relationship in the nature of an employer-employee, partnership, joint venture or agency. The Company shall not be responsible for withholding any taxes or other similar amounts from the compensation the Consultant receives under Section 2 hereof, and Consultant alone shall remain responsible for the payment of any such amounts. Further, consistent with the foregoing, the parties acknowledge and agree that the Consultant shall have no power or authority to act for, represent or bind the Company in any manner, and that neither the Consultant nor any of its personnel shall be entitled to participate in any of the employee benefit plans adopted or maintained by the Company, including, without limitation, the Company's health benefit plans, life insurance plan and disability plan. The Consultant shall not be responsible for providing the Company with or obtaining or reviewing on the Company's behalf any specialist advice, for the avoidance of doubt including but not limited to legal, accounting, actuarial, environmental or information technology advice, although The Consultant would be happy to discuss with the Company the implications of any such advice the Company receives, within the terms of Section 5 and Section 8.

11. Applicable Laws and Regulations. The Consultant will comply with, and will ensure that the Consultant's directors, partners, employees, agents, subsidiaries and/or affiliates comply with, all applicable laws, rules and regulations in any relevant jurisdiction in relation to the Services to be performed under this Agreement.

12. Waiver. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this

Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

13. Assignability. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 7, and their respective heirs, administrators, successors and permitted assigns.

14. Term/Survival. This Agreement is for a term of twelve (12) months. This Agreement may be terminated by either party at any time upon thirty (30) days' prior written notice. Sections 7, 8, and 9 shall survive the expiration or termination of this Agreement under all circumstances.

15. Force Majeure. Neither of the parties shall be liable to the other for any failure to satisfy an obligation under this Agreement due to any cause beyond its reasonable control including, but not limited to, a declared state of emergency, acts of God, war, riot, malicious acts of damage, civil commotion, terrorism, strike, lockout, industrial dispute, power failure or major fire.

16. Notices. Any notices hereunder shall be sent to the Company and to the Consultant at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

17. Governing Law. This Agreement has been made in the State of California and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law. With respect to the resolution of any claims, disputes or controversies, the parties consent to the exclusive jurisdiction of the federal and state courts of the State of California within Orange County. All actions or proceedings between the parties shall be brought and maintained in one of the courts referred to above. A final judgment in any action or proceeding between the parties shall be conclusive and may be enforced in any court of competent jurisdiction throughout the world.

18. Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision,, to the extent invalid, illegal or unenforceable, shall be modified to the extent necessary to be legal, valid, and enforceable, and shall not affect any other provision hereof.

19. Headings. The headings in this Agreement are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

20. Entire Agreement. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to

be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

ASKMENOW, INC.

By: ______________________
Darryl Cohen, CEO

Blue Sky Consultants Ltd

By: ______________________
Mark Glusing, President